Exhibit 10.3

CONFIDENTIAL TREATMENT

      Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

Amendment N°8

TO

CONTRACT N° GINC-C-06-0300

By and Between

GLOBALSTAR, INC.

and

THALES ALENIA SPACE
FRANCE

This Amendment N°8 to the Contract referenced GINC-C-06-0300 is made between Thales Alenia Space France, a Company organised and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse – FRANCE (“Contractor”) and Globalstar, Inc., a Delaware corporation with offices at 461 South Milpitas Blvd., Milpitas, California 95035, U.S.A. (“Purchaser”).

The Purchaser and the Contractor being hereinafter individually referred to as a “Party” or collectively as the “Parties”.

RECITALS

Whereas, the Parties recognize the continuing progress made by Purchaser towards completion of an Export Credit Facility for the purpose of financing a portion of this Contract, which loan will be backed by COFACE ; and

Whereas, the Parties acknowledge that certain actions were not completed by the Purchaser in meeting certain conditions set forth in Amendment 7 dated March 5th 2009 ; and

Whereas, while the conditions precedent to the coming into force of Step 2 as stipulated in Amendment 7 has not been fulfilled, the Parties agree to consider Step 2 has entered into force on March 13th, 2009 ; and

Whereas, as a result, the Parties wish to modify certain conditions of Amendment 7 ; and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby modify the Contract as set forth herein:

1 - The Parties agree that the conditions set forth in Section C of Amendment 6 have not been met, and the Parties agree to extend the Change Notice implementing a production schedule adjustment to include re-prioritization and re-schedule of the Work until June 5th 2009.

2 - As a result of the implementation of the production schedule adjustment set forth in Clause 1 above, the following shall apply :

(a)     Section B(ii) and Section D of Amendment 6 as modified by Amendment 7 are replaced by the following :

“The Purchaser shall pay to the Contractor an additional amount of TWO MILLION US Dollars ($2,000,000) to be made as follows:

(i)         FIVE HUNDRED THOUSAND US Dollars ($500,000) on April 30th, 2009 ; and

(ii)        FIVE HUNDRED THOUSAND US Dollars ($500,000) on May 25th, 2009 ,

(iii)       ONE MILLION US Dollars ($1,000,000) on the earliest of June 5th, 2009 or the date on which the Closing of the Export Credit Facility backed by COFACE for the financing of Phase 1 and Phase 2 (including Long Lead Items for SIX (6) Spacecraft from Phase 3) has occurred and all conditions precedent have been fulfilled for the financing to be operative as confirmed by BNP Paribas bank.

In case the Purchaser fails to pay to the Contractor any of the above amounts (i), (ii) and (iii) on the date referred to above (“the Due Date”), then the following shall apply :

•                  the Contractor shall have the right to Stop Work according to the provisions of Article 22(B) of the Contract on the Day following the Due Date (“the Contractor Stop Work Date”) ; and

•                  if the payment failure has not been cured by the Purchaser THIRTY (30) Days after the Contractor Stop Work Date, then the Contractor shall be entitled to immediately terminate the Contract according to the conditions referred to in Article 22(B)(iv) of the Contract. In such case, the TWO MILLION US Dollars ($2,000,000) shall be due and payable in accordance with the termination costs referred to in Article 22(B)(iv) of the Contract, less any amount paid to the Contractor under (i), (ii) and (iii) above.”

(b)     Section B(i) of Amendment 6 as amended by Amendment 7 is replaced by the following:

“Schedule impacts of this change notice shall be as follows:

•                  The Contractual Required Delivery Dates of Spacecraft from Phase 1 and 2 shall be postponed by [*] Days plus ONE (1) additional Days for each Day starting from April 2nd, 2009 until the date of return to nominal performance of the Work.

•                  The PSR ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by [*] Days plus ONE (1) additional Days for each Day starting from April 2nd, 2009 until the date of return to nominal performance of the Work.

•                  The Launch ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by [*] Days, plus ONE (1) additional Days for each Day starting from April 2nd, 2009 until the date of return to nominal performance of the Work.

For clarification, the “Contractual Required Delivery Dates”, “PSR ED2 Objective Dates” and “Launch ED2 Objective Dates” refers to the dates in the table as set forth in Amendment 5 to the Contract.

3 - If, on or before June 5th, 2009,

(i) the Contractor has received on its bank account the total amount of TWO MILLION US Dollars ($2,000,000) referred to in Clause 2(a) above ; and

(ii) the Closing of the Export Credit Facility backed by COFACE for the financing of Phase 1 and Phase 2 (including Long Lead Items for six (6) Spacecraft from Phase 3) has occurred and all conditions precedent have been fulfilled for the financing to be operative as confirmed by BNP Paribas bank, then the Contractor shall return to nominal performance of the Work within SEVEN (7) Days from the date on which the conditions (i) and (ii) above have been fulfilled, subject to the provisions of Clause 6 hereafter.

4                               If on June 5th, 2009,

(i) the Contractor has not received the total amount of TWO MILLION US Dollars ($2,000,000) referred to in Clause 2(a) above ; or

(ii) the Closing of the Export Credit Facility backed by COFACE for the financing of Phase 1 and Phase 2 (including Long Lead Items for six (6) Spacecraft from Phase 3) has not occurred ; or

(iii) the Closing of the Export Credit Facility backed by COFACE for the financing of Phase 1 and Phase 2 (including Long Lead Items for six (6) Spacecraft from Phase 3) has occurred but all conditions precedent have not been fulfilled for the financing to be operative as confirmed by BNP Paribas bank, then the following shall apply, in addition to the provisions of Clause 6 hereafter :

•                  the Contractor shall not return to nominal performance of the Work ; and

•                  the Contractor shall have the right to Stop Work according to the provisions of Article 22(B) of the Contract on June 5th, 2009 ; and

•                  if the conditions referred to in Clause 3(i) and (ii) above have not been fulfilled on July 5th, 2009, then the Contractor shall be entitled to immediately terminate the Contract according to the conditions referred to in Article 22(B)(iv) of the Contract. In such case, the Two Million US Dollars ($2,000,000) shall be due and payable in accordance with the termination costs referred to in Article 22(B)(iv) of the Contract, less any amount paid to the Contractor under Clause 2 (i), (ii) and (iii) above.”; and

•                  Further, the Parties mutually recognize the Contractor has the right to terminate its Subcontracts under the Contract as early as June 6th, 2009.

5 - Article E of Amendment 6 as modified by Amendment 7 is replaced by the following :

“The conditions referred to in Document Ref G-000000813 dated January 20th, 2009 (Annex 1 to Amendment 6), are open for acceptance by the Purchaser within ONE (1) month after the date of return to nominal performance of the Work and subject to an immediate initial down payment by Purchaser of TWO HUNDRED FIFTY THOUSAND Euros (€250,000). Prior to the issuance of an ATP, the Parties agree to review and optimize the schedule of activities in order to target the earliest possible launch date(s).”

6 - Upon signature of this Amendment 8, Purchaser and Contractor agree that Contractor shall be entitled to immediately draw-down from the Escrow Account an amount of [*] as partial payment of Invoice N° 1001102144 corresponding to Milestone Event N°9c, while leaving the minimum balance (to Be Confirmed) required to keep the Escrow Account open.

The remaining delta amount of [*] corresponding to Milestone Event N°9c shall be paid as a portion of initial down payment of the revised Payment Plan to be issued upon signature of the restated contract within the frame of the Closing of the Export Credit Facility (“Restated Contract”).

7 - This Amendment 8 shall enter into force with a retroactive effect as of April 1st, 2009 when the following conditions have been fulfilled (i) signature of this Amendment 8 by the Parties and (ii) receipt by the Contractor on its bank account of the amount of [*] drawn down from the Escrow Account according to Clause 6 above.

8 - All of the terms, covenants and conditions of the Contract as may already have been amended shall remain in full force and effect except to the extent the same have been expressly amended or modified by the terms of this Amendment N°8.

9 - All capitalized terms not otherwise defined in this Amendment N°8 shall have the meanings for such terms as set forth in the Contract.

EXECUTION

In witness whereof, the Parties have duly executed this Contract Amendment.

Globalstar, Inc.		Thales Alenia Space France

By:	/s/ Anthony J. Navarra	By:	/s/ Blaise Jaeger

Name:	Anthony J. Navarra	Name:	Blaise Jaeger
Title:	President	Title:	EVP & General Manager, Telecom
Date:	9 April 2009	Date:	April 9, 2009